AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                      TANGER PROPERTIES LIMITED PARTNERSHIP







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                               TABLE OF CONTECTS

                                                                           Page

ARTICLE 1 DEFINED TERMS.......................................................1

Section 1.1   Definitions.....................................................1

ARTICLE 2 ORGANIZATIONAL MATTERS.............................................16

Section 2.1   Organization...................................................16
Section 2.2   Name...........................................................16
Section 2.3   Registered Office and Agent; Principal Office..................16
Section 2.4   Power of Attorney..............................................17
Section 2.5   Term...........................................................18

ARTICLE 3 PURPOSE............................................................18

Section 3.1   Purpose and Business...........................................18
Section 3.2   Powers.........................................................18

ARTICLE 4 CAPITAL CONTRIBUTIONS..............................................19

Section 4.1   Capital Contributions of the Partners..........................19
Section 4.2   Additional Capital Contributions Generally.....................19
Section 4.3   Loans by Partners..............................................19
Section 4.4   Loans by Third Parties.........................................19
Section 4.5   Additional Funding and Capital Contributions...................19
Section 4.6   Unit Option Plan...............................................21
Section 4.7   Preferred Contributions........................................22

ARTICLE 5 DISTRIBUTIONS......................................................22

Section 5.1   Requirement, Characterization, and Priority of Distributions...22
Section 5.2   Distributions in Kind..........................................23
Section 5.3   Amounts Withheld...............................................23
Section 5.4   Distributions Upon Liquidation.................................24

ARTICLE 6 ALLOCATIONS........................................................24

Section 6.1   Timing and Amount of Allocations of Net Income and Net Loss....24
Section 6.2   General Allocations............................................24
Section 6.3   Additional Allocation Provisions...............................25
Section 6.4   Tax Allocations................................................27
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ARTICLE 7 MANAGEMENT AND OPERATIONS OF BUSINESS..............................28

Section 7.1   Management.....................................................28
Section 7.2   Certificate of Limited Partnership.............................30
Section 7.3   Restrictions on General Partner's Authority....................31
Section 7.4   Reimbursement of the General Partner...........................33
Section 7.5   Outside Activities of the General Partner and the Initial
              General Partner................................................33
Section 7.6   Contracts with Affiliates......................................34
Section 7.7   Indemnification................................................34
Section 7.8   Liability of the General Partner...............................36
Section 7.9   Other Matters Concerning the General Partner...................36
Section 7.10  Title to Partnership Assets....................................37
Section 7.11  Reliance by Third Parties......................................37

ARTICLE 8 RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.........................38

Section 8.1   Limitation of Liability........................................38
Section 8.2   Management of Business.........................................38
Section 8.3   Outside Activities of Limited Partners.........................38
Section 8.4   Return of Capital..............................................39
Section 8.5   Rights of Limited Partners Relating to the Partnership.........39
Section 8.6   Exchange Rights................................................40

ARTICLE 9 BOOKS, RECORDS, ACCOUNTING AND REPORTS.............................41

Section 9.1   Records and Accounting.........................................41
Section 9.2   Fiscal Year....................................................42
Section 9.3   Reports........................................................42

ARTICLE 10 TAX MATTERS.......................................................42

Section 10.   Preparation of Tax Returns.....................................42
Section 10.2  Tax Elections..................................................42
Section 10.3  Tax Matters Partner............................................43
Section 10.4  Organizational Expenses........................................44
Section 10.5  Withholding....................................................44

ARTICLE 11 TRANSFERS AND WITHDRAWALS.........................................45

Section 11.1  Transfer.......................................................45
Section 11.2  Transfer of General Partner's Partnership Interest.............45
Section 11.3  Limited Partners' Rights to Transfer...........................46
Section 11.4  Substituted Limited Partners...................................47
Section 11.5  Assignees......................................................48
Section 11.6  General Provisions.............................................48
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ARTICLE 12 ADMISSION OF PARTNERS.............................................49

Section 12.1  Admission of Successor General Partner.........................49
Section 12.2  Admission of Additional Limited Partners.......................49
Section 12.3  Amendment of Agreement and Certificate of Limited Partnership..50
Section 12.4  Limit on Number of Partners....................................50

ARTICLE 13 DISSOLUTION AND LIQUiDATION.......................................50

Section 13.1  Dissolution....................................................50
Section 13.2  Winding Up.....................................................51
Section 13.3  Compliance with Timing Requirements of Regulations.............52
Section 13.4  Deemed Distribution and Recontribution.........................53
Section 13.5  Rights of Limited Partners.....................................53
Section 13.6  Notice of Dissolution..........................................53
Section 13.7  Cancellation of Certificate of Limited Partnership.............53
Section 13.8  Reasonable Time for Winding-Up.................................53
Section 13.9  Waiver of Partition............................................54

ARTICLE 14 AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS......................54

Section 14.1  Amendments.....................................................54
Section 14.2  Action by the Partners.........................................54
 .
ARTICLE 15 GENERAL PROVISIONS................................................55

Section 15.1  Addresses and Notice...........................................55
Section 15.2  Titles and Captions............................................55
Section 15.3  Pronouns and Plurals...........................................55
Section 15.4  Further Action.................................................55
Section 15.5  Binding Effect.................................................55
Section 15.6  Creditors......................................................55
Section 15.7  Waiver.........................................................56
Section 15.8  Counterparts...................................................56
Section 15.9  Applicable Law.................................................56
Section 15.10 Invalidity of Provisions.......................................56
Section 15.11 Limitation to Preserve REIT Status.............................56

ARTICLE 1 DEFINED TERMS.......................................................1

Section 1.1  Definitions......................................................1


ARTICLE 2 ORGANIZATIONAL MATTERS.............................................16

Section 2.1  Organization....................................................16
Section 2.2  Name............................................................16
Section 2.3  Registered Office and Agent; Principal Office...................16
Section 2.4  Power of Attorney...............................................17
Section 2.5  Term............................................................18
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ARTICLE 3 PURPOSE............................................................18

Section 3.1  Purpose and Business............................................18
Section 3.2  Powers..........................................................18


ARTICLE 4 CAPITAL CONTRIBUTIONS..............................................19

Section 4.1  Capital Contributions of the Partners...........................19
Section 4.2  Additional Capital Contributions Generally......................19
Section 4.3  Loans by Partners...............................................19
Section 4.4  Loans by Third Parties..........................................19
Section 4.5  Additional Funding and Capital Contributions....................19
Section 4.6  Unit Option Plan................................................21
Section 4.7  Preferred Contributions.........................................22

ARTICLE 5 DISTRIBUTIONS......................................................22

Section 5.1  Requirement, Characterization, and Priority of Distributions....22
Section 5.2  Distributions in Kind...........................................23
Section 5.3  Amounts Withheld................................................23
Section 5.4  Distributions Upon Liquidation..................................24

ARTICLE 6 ALLOCATIONS........................................................24

Section 6.1  Timing and Amount of Allocations of Net Income and Net Loss.....24
Section 6.2  General Allocations.............................................24
Section 6.3  Additional Allocation Provisions................................25
Section 6.4  Tax Allocations.................................................27

ARTICLE 7 MANAGEMENT AND OPERATIONS OF BUSINESS..............................28

Section 7.1  Management......................................................28
Section 7.2  Certificate of Limited Partnership..............................30
Section 7.3  Restrictions on General Partner's Authority.....................31
Section 7.4  Reimbursement of the General Partner............................33
Section 7.5  Outside Activities of the General Partner and the Initial
              General Partner................................................33
Section 7.6  Contracts with Affiliates.......................................34
Section 7.7  Indemnification.................................................34
Section 7.8  Liability of the General Partner................................36
Section 7.9  Other Matters Concerning the General Partner....................36
Section 7.10 Title to Partnership Assets.....................................37
Section 7.11 Reliance by Third Parties.......................................37
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ARTICLE 8 RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.........................38

Section 8.1  Limitation of Liability.........................................38
Section 8.2  Management of Business..........................................38
Section 8.3  Outside Activities of Limited Partners..........................38
Section 8.4  Return of Capital...............................................39
Section 8.5  Rights of Limited Partners Relating to the Partnership..........39
Section 8.6  Exchange Rights.................................................40


ARTICLE 9 BOOKS, RECORDS, ACCOUNTING AND REPORTS.............................41

Section 9.1  Records and Accounting..........................................41
Section 9.2  Fiscal Year.....................................................42
Section 9.3  Reports.........................................................42

ARTICLE 10 TAX MATTERS.......................................................42

Section 10.1 Preparation of Tax Returns......................................42
Section 10.2 Tax Elections...................................................42
Section 10.3 Tax Matters Partner.............................................43
Section 10.4 Organizational Expenses.........................................44
Section 10.5 Withholding.....................................................44

ARTICLE 11 TRANSFERS AND WITHDRAWALS.........................................45

Section 11.1 Transfer........................................................45
Section 11.2 Transfer of General Partner's Partnership Interest..............45
Section 11.3 Limited Partners' Rights to Transfer............................46
Section 11.4 Substituted Limited Partners....................................47
Section 11.5 Assignees.......................................................48
Section 11.6 General Provisions..............................................48

ARTICLE 12 ADMISSION OF PARTNERS.............................................49

Section 12.1  Admission of Successor General Partner.........................49
Section 12.2  Admission of Additional Limited Partners.......................49
Section 12.3  Amendment of Agreement and Certificate of Limited Partnership..50
Section 12.4  Limit on Number of Partners....................................50

ARTICLE 13 DISSOLUTION AND LIQUiDATION.......................................50

Section 13.1  Dissolution....................................................50
Section 13.2  Winding Up.....................................................51
Section 13.3  Compliance with Timing Requirements of Regulations.............52
Section 13.4  Deemed Distribution and Recontribution.........................53
Section 13.5  Rights of Limited Partners.....................................53
Section 13.6  Notice of Dissolution..........................................53
Section 13.7  Cancellation of Certificate of Limited Partnership.............53
Section 13.8  Reasonable Time for Winding-Up.................................53
Section 13.9  Waiver of Partition............................................54
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ARTICLE 14 AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS......................54

Section 14.1 Amendments......................................................54
Section 14.2 Action by the Partners..........................................54

ARTICLE 15 GENERAL PROVISIONS................................................55

Section 15.1  Addresses and Notice...........................................55
Section 15.2  Titles and Captions............................................55
Section 15.3  Pronouns and Plurals...........................................55
Section 15.4  Further Action.................................................55
Section 15.5  Binding Effect.................................................55
Section 15.6  Creditors......................................................55
Section 15.7  Waiver.........................................................56
Section 15.8  Counterparts...................................................56
Section 15.9  Applicable Law.................................................56
Section 15.10 Invalidity of Provisions.......................................56
Section 15.11 Limitation to Preserve REIT Status.............................56

EXHIBIT A PARTNERS, CONTRIBUTIONS AND PARTNERSHIP INTERESTS...................1

EXHIBIT A-1 PREFERRED CONTRIBUTIONS...........................................4

EXHIBIT B NOTICE OF EXCHANGE..................................................1

                              AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                      TANGER PROPERTIES LIMITED PARTNERSHIP

                  THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of December 30, 1999 and effective on the Transfer Date (as defined below), is entered into by and among Tanger GP Trust, a Maryland business trust, as the General Partner; Tanger LP Trust, a Maryland business trust, as a Limited Partner; Tanger Family Limited Partnership, a North Carolina limited partnership, as a Limited Partner; and Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the "Initial General Partner") that will not be a partner hereto after the Transfer Date; together with any other Persons who become Partners in the Partnership as provided herein.

                                    ARTICLE 1
                                  DEFINED TERMS

                  Section 1.1      Definitions.

                  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

                  "Act"  means  the  North  Carolina   Revised  Uniform  Limited
Partnership Act, as it may be amended from time to time, and any successor to such statute.

                  "Additional Funds" shall have the meaning set forth in Section 4.5.A.

                  "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

                  "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

     (i) decrease such deficit by any amounts which such Partner is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Treasury Regulation Sections 1.704-2(i)(5) and 1.704-2(g); and

     (ii)  increase such deficit by the items  described in Treasury  Regulation
     Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "Adjustment   Date"   means,   with  respect  to  any  Capital
Contribution,  the close of business on the Business Day last preceding the date

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of the Capital  Contribution,  provided,  that if such Capital  Contribution  is being made by the General Partner in respect of the proceeds from the issuance of REIT Shares (or the issuance of other securities of the Initial General Partner exercisable for, convertible into or exchangeable for REIT Shares), then the Adjustment Date shall be as of the close of business on the Business Day last preceding the date of the issuance of such securities.

                  "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

                  "Agreed Value" means (i) in the case of any Contributed Property set forth in Exhibit A and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit A; (ii) in the case of any Contributed Property not set forth in Exhibit A and as of the time of its contribution to the Partnership, the fair market value of such property or other consideration as determined by the General Partner, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (iii) in the case of any property distributed to a Partner by the Partnership, the fair market value of such property as determined by the General Partner at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of the distribution as determined under Section 752 of the Code and the regulations thereunder.

                  "Agreement" means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

                  "Appraisal" means with respect to any assets, the opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith, such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

                  "Articles   of   Incorporation"    means   the   Articles   of
Incorporation of the Initial General Partner filed in the state of North Carolina on March 3, 1993 as amended or restated from time to time.

                  "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

                  "Available Cash" means, with respect to any period for which such calculation is being made, (i) the sum of:

     a. the Partnership's Net Income or Net Loss (as the case may be) for such period,

     b. Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period,

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

     c. the amount of any reduction in reserves of the Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

     d. the excess of the net proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from any such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions), and

     e. all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(ii) less the sum of:

     a. all principal debt payments made during such period by the Partnership,

     b. capital expenditures made by the Partnership during such period,

     c. investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clauses (ii)(a) or
     (b),

     d. all other expenditures and payments not deducted in determining Net Income or Net Loss for such period,

     e. any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period, and

     f. the amount of any increase in reserves established during such period which the General Partner determines are necessary or appropriate in its sole and absolute discretion.

                  Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves, established, after commencement of the dissolution and liquidation of the Partnership.

                  "Bankruptcy" means any event where the General Partner, or the Partnership, as the case may be, makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or insolvent, files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of this nature, or seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for all or any substantial part of its properties, in each case, if it is a Bankruptcy of the General Partner, within the meaning of Section 59-402 of the Act (or any successor provision). In addition, the term "Bankruptcy" shall include any act under Section 59-402(5) of the Act.

"Board of  Directors"  means  the  Board of  Directors  of the  Initial  General
Partner.


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

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

                  "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

                  (a) To each Partner's Capital Account there shall be added such Partner's Capital Contributions, such Partner's share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to
Section 6.3 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

                  (b) From each Partner's Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.3 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

                  (c) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

                  (d) In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code section 752(c) and any other applicable provisions of the Code and Regulations.

                  (e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and Section 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

                  "Capital Contribution" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner.

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

                  "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the North Carolina Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

                  "Class  A  Common  Limited   Partnership   Interest"  means  a
Partnership Interest consisting of Class A Common Limited Partnership Units.

                  "Class A Common Limited Partnership Unit" means: (i) any Partnership Unit that was held by Tanger Family Partnership on the Transfer Date, without regard to any subsequent transfer of such Partnership Unit; (ii) any Partnership Unit issued pursuant to Section 4.6 of this Agreement in connection with the exercise of an option granted under the Unit Option Plan; and (iii) any Partnership Unit issued after the Transfer Date to a Limited Partner, excluding the Wholly-Owned LP Trust, or to an Additional Limited Partner pursuant to Section 4.5 of this Agreement in exchange for a Capital Contribution.

                  "Class  B  Common  Limited   Partnership   Interest"  means  a
Partnership Interest consisting of Class B Common Limited Partnership Units.

                  "Class B Common Limited Partnership Unit" means: (i) any Partnership Unit that was transferred from the Initial General Partner to the Wholly-Owned LP Trust on the Transfer Date, without regard to any subsequent transfer of such Partnership Unit; (ii) any Partnership Unit converted after the Transfer Date from a Preferred Unit pursuant to Section 4.7 of this Agreement; and (iii) any Partnership Unit issued after the Transfer Date to the Wholly-Owned LP Trust pursuant to Section 4.5 of this Agreement in exchange for a Capital Contribution.

                  "Class C Preferred Limited Partnership Interest" means a Partnership Interest consisting of Class C Preferred Limited Partnership Units.

                  "Class C Preferred Limited Partnership Unit" means any Preferred Unit that was transferred from the Initial General Partner to the Wholly-Owned LP Trust on the Transfer Date, without regard to any subsequent transfer of such Partnership Unit, the total number of which at all times shall correspond to the number of shares of Preferred Stock as provided in Section 4.7 of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                  "Consent" means the consent to, approval of, or vote on a proposed action by a Partner given in accordance with Article 14 hereof.

                  "Consent of the Class A Limited Partners" means the Consent of a Majority in Interest of the Class A Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority in Interest of the Class A Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

                  "Contributed Property" means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code).

                  "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect to reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

                  "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

                  "Deemed Partnership Interest Value" means, as of any date, the
Deemed  Value  of  the  Partnership   multiplied  by  the  applicable  Partner's
Percentage Interest.

                  "Deemed Value of the Partnership" means, as of any date, the total number of REIT Shares issued and outstanding as of the close of business on such date (excluding any treasury shares) multiplied by the Value of a REIT Share on such date, (i) minus the net fair market value of the REIT Properties determined by the Board of Directors of the Initial General Partner in good faith and (ii) divided by the combined Percentage Interests of the Wholly-Owned Trusts on such date;

                  "Effective Date" means June 4, 1993.

                  "Election Notice" is defined in Section 4.5.E.

                  "Exchange" shall have the meaning set forth in Section 8.6.

                  "Exchange Factor" initially means 1.0, provided that:

                  (a) in the event that the Initial General Partner

                    (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares to all holders of its outstanding REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares,

                    (ii) splits  or  subdivides  its REIT  Shares  into a larger number of REIT Shares or

                    (iii)affects a reverse split combines its  outstanding  REIT
                         Shares into a smaller number of REIT Shares,

         the Exchange Factor shall be adjusted by multiplying the Exchange Factor previously in effect by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

                  (b) in the event that the Initial General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than Value of a REIT Share on the record date for such distribution (each a "Distributed Right"), then the Exchange Factor shall be adjusted by multiplying the Exchange Factor previously in effect by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights, and the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction, the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights, and the denominator of which is the Value of a REIT Share as of the record date; provided, that if any such Distributed Rights expire or become no longer exercisable, then the Exchange Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fractions; and

                  (c) in the event the Initial General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in clause (i) above), which evidences of indebtedness or assets relate to assets not received by the Initial General Partner or through either Wholly-Owned Trust pursuant to a pro rata distribution by the Partnership, then the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the close of business on the date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be such Value of each REIT Share on the date fixed for such determination, and the denominator shall be the Value of each REIT Share on the dated fixed for such determination less the then fair market value (as determined by the Board of

Directors, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Any adjustment to the Exchange Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided that any Limited Partner may waive, by written notice to the General Partner, the effect of any adjustment to the Exchange Factor applicable to the Units held by such Limited Partner, and thereafter, such adjustment will not be effective as to such Units.

                  "Exchange  Right"  shall have the meaning set forth in Section
8.6 hereof.

                  "Funding Debt" means the incurrence of any Debt by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

                  "Funding Notice" is defined in Section 4.5.B.

                  "General Partner" means the Initial General Partner until the Transfer Date and thereafter, Tanger GP Trust or its successors as general partner of the Partnership.

                  "General Partner Interest" means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partner Interest may be expressed as a number of Partnership Units.

                  "General Partner Loan" is defined in Section 4.5.C.

                  "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner (as set forth on Exhibit C attached hereto, as such Exhibit may be amended from time to time) provided that, if the contributing Partner is the General Partner then, except with respect to the General Partner's initial Capital Contribution which shall be determined as set forth on Exhibit C, or capital contributions of cash, the determination of the fair market value of the contributed asset shall be determined by Appraisal.

                  (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, provided however, that for this purpose the net value of all of the Partnership assets, in the aggregate, shall be equal to the Deemed Value of the Partnership, regardless of the method of valuation adopted by the General Partner, as of the following times:

                    (i) the acquisition of an additional interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                    (ii) the  distribution  by the  Partnership  to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                    (iii)the liquidation of the  Partnership  within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

                    (iv) at such other times as the General Partner shall
                           reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

                  (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, or if the distributee and the General Partner cannot agree on such a determination, by Appraisal.

                  (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

                  (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (a), (b) or (c), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

                  "Holder" means either the Partner or Assignee owning a Unit.

                  "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

                  "Immediate Family" means, with respect to any natural Person, such natural Person's estate or heirs or current spouse, parents, parents-in-law, children, siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such Person or such Person's spouse, parents, parents-in-law, children, siblings or grandchildren.

                  "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within 90 days after the expiration of any such stay.

                  "Indemnitee" means (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner or (B) a director, trustee or officer of the Partnership or the General Partner or any of the Wholly-Owned Trusts, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

                  "Initial General Partner" means Tanger Factory Outlet Centers, Inc., a North Carolina corporation that qualifies as a REIT, which has been the general partner of the Partnership at all times prior to the Transfer Date and which is withdrawing as the general partner of the Partnership on the Transfer Date. The term "Initial General Partner" will continue to refer to Tanger Factory Outlet Centers, Inc. after the Transfer Date.

                  "Limited Partner" means: (i) any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, and without regard to any classification of the Partnership Interests held by such Person named as a Limited Partner in Exhibit A; and (ii) any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

                  "Limited Partnership Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units and/or Preferred Units.

                  "Liquidator" has the meaning set forth in Section 13.2.A.

                  "Majority in Interest of the Class A Limited Partners" means those Limited Partners (other than any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by the General Partner) collectively holding a number of Class A Common Limited Partnership Units that is greater than fifty percent (50%) of the aggregate number of Class A Common Limited Partnership Units of all Limited Partners (other than any Limited Partner 50% or more whose equity is owned, directly or indirectly, by the General Partner).

                  "Net Income" or "Net Loss" means for each fiscal year of the Partnership, an amount equal to the Partnership's taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

                  (b) Any  expenditures  of the  Partnership  described  in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

                  (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) or subparagraph (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

                  (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year;

                  (f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

                  (g) Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to
Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

                  "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

                  "Nonrecourse   Liability"   has  the   meaning  set  forth  in
Regulations Section 1.752-1(a)(2).

                  "Notice   of   Exchange"   means  the   Notice   of   Exchange
substantially in the form of Exhibit B to this Agreement.

                  "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

                  "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

                   "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

                  "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

                  "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

                  "Partnership Interest" means an ownership interest in the Partnership of either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units and/or Preferred Units.

                  "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(d).

                  "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section
5.1 hereof which record date shall be the same as the record date established by the Initial General Partner for a distribution to its shareholders of some or all of the portion of such distribution made to the Wholly-Owned Trusts.

                  "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2, but does not include Preferred Units issued pursuant to Section 4.7.

                  "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

                  "Percentage Interest" means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time. Preferred Units are not included in any aspect of this calculation.

                  "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

                  "Preemptive Contribution" is defined in Section 4.5.E.

                  "Preferred Distribution" means an amount per Unit equal to the greater of $3.9375 or the amount described in subparagraph H(2)(a)(ii) of
Article II of the Articles of Incorporation (calculated in the manner set forth in such subparagraph H(2)(a)(ii)).

                  "Preferred  Distribution  Shortfall"  is  defined  in  Section
5.1(B).

                  "Preferred Offering" means the public offering of the Preferred Stock pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, initially filed with the Securities and Exchange Commission on October 6, 1993, as thereafter amended.

                  "Preferred Stock" means the Series A Cumulative Convertible Redeemable Preferred Shares of the Initial General Partner.

                  "Preferred Units" means the interests in the Partnership received by the Initial General Partner in exchange for the additional capital contribution described in Section 4.7 of this Agreement and shall include the Class C Preferred Limited Partnership Units after the Transfer Date.

                  "Properties" means such interests in real property and personal property including without limitation, fee interests, interests, in ground leases, interests in joint ventures, interests in mortgages, and Debt instruments as the Partnership may hold from time to time.

                  "Pro Rata Contribution" is defined in Section 4.5.E.

                  "Public Offering Funding Amount" is defined in Section 8.6.D.

                  "Public Offering Funding" is defined in Section 8.6.D.

                  "Qualified Transferee" means an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act.

                  "Redemption Amount" means, with respect to any Preferred Unit, the sum of (a) the amount of any accumulated Preferred Distribution Shortfall with respect to such Preferred Unit, plus (b) $250.00, provided, however, that in the case of any Preferred Unit (or fraction thereof) redeemed as a result of a redemption of Preferred Stock pursuant to subparagraph H(8) or (10) of Article II of the Articles of Incorporation of the Initial General Partner, the Redemption Amount shall be equal to the amount paid by the Initial General Partner on account of the redemption of the equivalent amount of such Preferred Stock (including fractions thereof) pursuant to such subparagraph H(8) or (10), as applicable.

                  "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "Regulatory Allocations" has the meaning set forth in Section 6.3(A)(viii) of this Agreement.

                  "REIT" means a real estate investment trust under Section 856 of the Code.

                  "REIT Properties" means any property or assets owned by the Initial General Partner directly or by any of the Wholly-Owned Trusts, excluding the Initial General Partner's interests in the Wholly-Owned Trusts, the Wholly-Owned Trusts' interests in the Partnership and any property or assets owned by the Partnership.

                  "REIT Requirements" has the meaning set forth in Section 5.1.

                  "REIT Share" shall mean a share of common stock of the Initial General Partner, but shall not, for purposes of the definition of "Exchange Factor," include any Excess Shares (as defined in the Articles of Incorporation of the Initial General Partner).

                  "REIT Shares Amount" shall mean a number of REIT Shares equal to the product of the number of Partnership Units made subject to an Exchange by a Limited Partner, multiplied by the Exchange Factor.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                  "Specified Exchange Date" means the date of receipt by the Initial General Partner of a Notice of Exchange.

                  "Stock Option Plan" means the non-qualified and incentive stock option plan of the Initial General Partner.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

                  "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

                  "Tanger  Family   Partnership"  means  Tanger  Family  Limited
Partnership, a North Carolina limited partnership.

                  "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

                  "Transfer Date" means the effective date of the transfer of the entire Partnership Interest of the Initial General Partner to the Wholly-Owned Trusts, as provided in the Partnership Interest Transfer Agreement among the Initial General Partner, Tanger Family Partnership, Tanger LP Trust and Tanger GP Trust, which the parties thereto are executing concurrently with this Agreement.

                  "Unit Option Plan" means the Non-Qualified Unit Option Plan of the Partnership described in Section 4.6.

                  "Valuation Date" means the date of receipt by the Initial General Partner of a Notice of Exchange or, if such date is not a Business Day, the immediately preceding Business Day.

                  "Value" means, with respect to a REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or
(iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares

Amount includes rights that a holder of REIT Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; and provided further that, in connection with determining the Deemed Value of the Partnership for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an underwritten public offering of REIT Shares, then the Value of the REIT Shares shall be the public offering price per share of the REIT Shares sold.

                  "Wholly-Owned LP Trust" means Tanger LP Trust.

                  "Wholly-Owned Trust" means Tanger GP Trust or Tanger LP Trust.

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

                  Section 2.1      Organization

                  The Partnership is a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

                  The Partnership was initially formed with an initial contribution of $1.00 by the Initial General Partner for one Partnership Unit of general partnership interest, and an initial contribution of $1.00 by Tanger Family Limited Partnership, a North Carolina limited partnership, for one Partnership Unit of limited partnership interest. Upon the Effective Date, the contributions specified on Exhibit A as being made on the Effective Date were made and the Partnership Units specified therein have been issued. Upon such issuance, the initial Partnership Unit issued to the Initial General Partner and the initial Partnership Unit issued to Tanger Family Limited Partnership were redeemed for the price of $1.00 each.

                  Section 2.2      Name

                  The name of the Partnership is Tanger Properties Limited Partnership. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "LP.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

                  Section 2.3      Registered Office and Agent; Principal Office

                  The address of the registered office of the Partnership in the State of North Carolina is located at 1400 West Northwood Street, Greensboro, North Carolina, and the registered agent for service of process on the Partnership in the State of North Carolina at such registered office shall be as set forth in the Certificate, as it may be amended from time to time. The principal office of the Partnership is 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of North Carolina as the General Partner deems advisable.

                  Section 2.4      Power of Attorney

                  A. Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                    (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of North Carolina and in all other jurisdictions in which the Partnership may conduct business or own property;
                    (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                    (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

                  B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, engage or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

                  Section 2.5      Term

                  The term of the Partnership commenced on May 24, 1993 and shall continue until December 31, 2093 unless it is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

                                    ARTICLE 3
                                     PURPOSE

                  Section 3.1      Purpose and Business

                  The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Initial General Partner at all times to be classified as a REIT for federal income tax purposes, unless the Initial General Partner has determined to cease to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing.

                  Section 3.2      Powers

                  The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Initial General Partner to continue to qualify as a REIT,
(ii) could subject the Initial  General  Partner to any  additional  taxes under

Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Initial General Partner or its securities, unless any such action (or inaction) under (i), (ii) or (iii) shall have been specifically consented to by the General Partner in writing.

                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

                  Section 4.1      Capital Contributions of the Partners

                  Upon the Effective Date, the Partners made Capital Contributions as set forth in Exhibit A to this Agreement. To the extent the Partnership acquires after the date of this Agreement any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A as amended. The Partners shall own Partnership Units in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner's Percentage Interest. Except as provided in Sections 4.5 and 10.5, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

                  Section 4.2      Additional Capital Contributions Generally

                  Except  as  otherwise  required  by law or  pursuant  to  this
Article 4, no Partner shall be required or permitted to make any additional Capital Contributions to the Partnership.

                  Section 4.3      Loans by Partners

                  Except as otherwise provided in Section 4.5, no Partner shall be required or permitted to make any loans to the Partnership.

                  Section 4.4      Loans by Third Parties

                  The Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) upon such terms as the General Partner determines appropriate; provided that loans from the General Partner shall be subject to Section 4.5.C.

                 Section 4.5       Additional Funding and Capital Contributions

                   A. General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds ("Additional Funds") for the acquisition or development of additional Properties or for such other purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section
4.5. No Person shall have any preemptive rights or rights to subscribe for or acquire any Partnership Interest, except as set forth in this Section 4.5.

                   B. Additional General Partner Capital Contributions. Upon written notice (the"Funding Notice") to the Partners of the need for Additional Funds and theanticipated source(s) thereof, the General Partner may contribute Additional Funds to the capital of the Partnership in exchange for Partnership Units. Notwithstanding the foregoing in this Section 4.5.B, to the extent the Initial General Partner raises all or any portion of the Additional Funds through the sale or other issuance of REIT Shares or other equity interests in the Initial General Partner, the Initial General Partner shall contribute the Additional Funds to the General Partner and the General Partner shall contribute the Additional Funds to the capital of the Partnership in exchange for Partnership Units. No notice to the Partners will be given in respect of Capital Contributions under Section 4.6 or Section 4.7.

                   C. General Partner Loans. Upon delivery of a Funding Notice to the Partners, the General Partner may, or, to the extent the General Partner enters into a Funding Debt, the General Partner shall, lend the Additional Funds to the Partnership (a "General Partner Loan"). If the General Partner enters into such a Funding Debt, the General Partner Loan will consist of the net proceeds from such Funding Debt and will be on the same terms and conditions, including interest rate, repayment schedule and costs and expenses, as shall be applicable with respect to or incurred in connection with such Funding Debt. Otherwise, all General Partner Loans made pursuant to this Section 4.5 shall be on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party.

                   D. Additional Limited Partners. Upon delivery of a Funding Notice to the Partners, the General Partner on behalf of the Partnership may raise all or any portion of the Additional Funds by accepting additional Capital Contributions, (i) in the case of cash, from the General Partner or, pursuant to
Section 4.5.E hereof, any Limited Partner, or, (ii) in the case of property other than cash, from any Partner and/or third parties, and either (a) in the case of a Partner, issuing additional Units, or (b) in the case of a third party, admitting such third party as an Additional Limited Partner. Subject to the terms of this Section 4.5, the General Partner shall determine the amount, terms and conditions of such additional Capital Contributions.

                   E. Preemptive Rights of Partners. The Funding Notice delivered by the General Partner prior to its making or accepting (on behalf of the Partnership) any additional cash Capital Contributions pursuant to either
Section 4.5.B or 4.5.D herein shall contain the total amount of additional Capital Contributions sought to be made to the Partnership, and the terms and conditions pertaining thereto. Each Partner may elect to make an additional Capital Contribution not to exceed the product of (i) the total amount of additional Capital Contributions being sought, multiplied by (ii) such Partner's Percentage Interest (with such product deemed the "Pro Rata Contribution"). Such election shall be made, if at all, by providing written notice thereof (the "Election Notice") to the General Partner within ten (10) days after delivery of the Funding Notice. Such Election Notice shall contain the amount of the additional Capital Contribution, if any, the Partner is to make (such additional Capital Contribution not to exceed the respective Pro Rata Contribution of such Partner) equal to all or any portion of its Pro Rata Contribution (with all or such portion thereof that such partner elects to make hereinafter referred to as the "Preemptive Contribution"). Notwithstanding the foregoing, no Partner shall have any preemptive rights with respect to a capital contribution under Section
4.6 or Section 4.7.

                    F.  Additional  Units.  Except as provided in Section 4.6 or
     Section 4.7, upon the acceptance of a Capital Contribution, the contributing Partner shall receive the following number of additional whole Partnership Units (rounded down to the nearest whole Partnership Unit):

                                U1 = CC/DV x TU
where

         U1       =        number of additional Partnership Units to be issued

         CC       =        In the case of a  contribution  of  Property  other
                           than   cash,   the  Agreed   Value  of  the   Capital
                           Contribution; in the case of a contribution of cash, the amount of such cash, provided, however, that in the case of a contribution by the General Partner of cash proceeds from a public stock offering by the Initial General Partner, the amount of cash for this purpose shall be determined without reduction for the expenses of such offering

         DV       =        Deemed  Value  of  the   Partnership  as  of  the
                           Adjustment Date for such Capital Contribution

         TU       =        total  number  of  Partnership  Units  outstanding
                           immediately prior to the Capital Contribution

                   G. Required General Partner Capital Contributions. In the event that additional Partnership Units are issued to any Limited Partner for any reason, including without limitation on account of: (i) a capital contribution under this Section 4.5; (ii) the exercise of options granted under
Section 4.6; or (iii) the conversion of Preferred Units under Section 4.7; the General Partner shall make a Capital Contribution to the Partnership in an amount such that the General Partner receives the number of additional Partnership Units pursuant to Section 4.5.F that is necessary to maintain the Percentage Interest held by the General Partner at not less than one percent. Any Partnership Units received by the General Partner pursuant to this Section 4.5.G shall be deemed to be a general partnership interest.

Section 4.6       Unit Option Plan

                  The Partnership is expressly authorized hereby to adopt a Non-Qualified Unit Option Plan (the "Unit Option Plan"), substantially in the form of Exhibit D hereto, that may grant to employees of the Partnership options to acquire Class A Common Limited Partnership Units. The number of Partnership Units authorized to be issued under the Unit Option Plan was limited initially to 600,000 Partnership Units. By an amendment to the Unit Option Plan dated January 6, 1998, the number of Partnership Units authorized to be issued under the Unit Option Plan has been increased to 1,750,000 Partnership Units. If at any time or from time to time options to acquire Units of Limited Partnership granted in connection with the Unit Option Plan are properly exercised:

                   (a) the consideration paid upon exercise of such options shall, as soon as practicable after such exercise, be contributed to the capital of the Partnership; and

                   (b)      The number of Partnership Units issued in respect of
                           exercise shall be issued to the exercising party; provided that if such party is not then a Limited Partner, that such party become an additional Limited Partner hereunder pursuant to Section 12.2 hereof.

                  Section 4.7       Preferred Contributions

                   A. General. Upon the closing of the Preferred Offering, the Initial General Partner contributed to the Partnership proceeds of such Preferred Offering in the amount set forth in Exhibit A-1 to this Agreement. The Initial General Partner received Preferred Units of the Partnership in an amount equal to the number of shares of Preferred Stock sold in such Preferred Offering, which Preferred Units are entitled to receive distributions and to such other rights as are set forth in this Agreement.

                   B. Conversion of Preferred Units. If, at any time, holders of Preferred Stock shall convert such Preferred Stock, in whole or in part (including fractions thereof), into REIT Shares, then a number of Preferred Units equal to the number of shares of Preferred Stock (including fractions thereof) so converted shall automatically be converted into Class B Common Limited Partnership Units, and the Partners' Percentage Interests shall be adjusted to reflect such conversion.

                   C. Redemption of Preferred Units. If, at any time, shares of Preferred Stock are redeemed (whether automatically or at the option of the Initial General Partner), the Partnership shall redeem an equal number of Preferred Units upon the terms set forth in Section 5.1(C).

                                   ARTICLE 5
                                  DISTRIBUTIONS

                   Section 5.1 Requirement, Characterization, and Priority of Distributions

                   (A) Requirement and Characterization of Distributions. The General Partner shall cause the Partnership to distribute quarterly all, or such portion as the General Partner may in its discretion determine, of the Available Cash generated by the Partnership during such quarter in the priority set forth in subparagraphs (B) and (C) of this Section 5.1. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Initial General Partner's qualification as a REIT, (i) to cause the Partnership to distribute sufficient amounts to the Wholly-Owned Trusts, pro rata, which amounts shall be transferred to the Initial General Partner, to enable the Initial General Partner to pay shareholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations ("REIT Requirements"), and (b) avoid any federal income or excise tax liability of the Initial General Partner, and (ii) to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated.

                   (B) Priority of  Distributions.  To the extent Available Cash
is   distributed   pursuant  to  subsection   (A)  of  this  Section  5.1,  such
distributions shall be made each quarter in the following order of priority:

                   (2) First, to the extent that the amount of cash distributed to the Holders of Preferred Units for any prior quarter was less than the Preferred Distribution for each of the outstanding Preferred Units for such quarter, and has not been subsequently distributed pursuant to this subsection
                            (B)(1) or pursuant to subsection (C) (a "Preferred Distribution Shortfall"), Available Cash shall be distributed to the Holders of Preferred Units in an amount necessary to satisfy such Preferred Distribution Shortfall for the current and all prior Partnership Years;

                   (3) Second, Available Cash shall be distributed to the Holders of Preferred Units on the Partnership Record Date in an amount equal to the Preferred Distribution for each outstanding Preferred Unit; and

                   (4) The balance of the Available Cash to be distributed, if any, shall be distributed to the Holders of Partnership Units on the Partnership Record Date with respect to such quarter, pro rata in accordance with the respective number of Partnership Units so held on such Partnership Record Date.

                   (C) Notwithstanding subparagraph (B) of this Section 5.1, in any quarter during which the Partnership redeems any outstanding Preferred Units, Available Cash shall first be distributed to the Wholly-Owned LP Trust in an amount equal to the sum of the Redemption Amounts for each such Preferred Unit redeemed.

                  Section 5.2      Distributions in Kind

                  No right is given to any Partner to demand and receive property or cash. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind to the Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 13.

                  Section 5.3      Amounts Withheld

                  All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees, as the case may be, pursuant to Section 5.1 for all purposes under this Agreement.

                  Section 5.4      Distributions Upon Liquidation

                  Notwithstanding the foregoing, proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with
Section 13.2.

                                    ARTICLE 6
                                   ALLOCATIONS

                   Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss

                  Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each fiscal year of the Partnership as of the end of each such year. Subject to the other provisions of this Article 6, an allocation to a Partner of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

                  Section 6.2      General Allocations

                  Except as otherwise provided in this Article 6, Net Income and Net Loss shall be allocated to the Holders of Partnership Units and Preferred Units in the following order of priority:

                   (A) First, subject to subparagraph (D) of this Section 6.2, Net Income (or, ifnecessary, items of income or gain) shall be allocated to the Holders of Preferred Units in an amount equal to the excess of (1) the amount of Available Cash distributed to such Holders pursuant to subparagraphs (B)(1) and
(B)(2) and (C) (to the extent attributable to Preferred Distribution Shortfalls) of Section 5.1 for the current and all prior Partnership Years over (2) the amount of Net Income (or items of income or gain) previously allocated to such Holders pursuant to this subparagraph (A) of this Section 6.2.

                   (B) Second, subject to subparagraph (D) of this Section 6.2, for any Partnership Year ending on or after a date in which Preferred Units are redeemed, Net Income (or Net Loss) (or items thereof) shall be allocated to the Wholly-Owned LP Trust in an amount equal to the excess (or deficit) of (1) the sum of the Redemption Amounts for Preferred Units that have been or are being redeemed during the Partnership Year over (2) the product of $250.00 times the number of such Preferred Units. In addition, in the event that the partnership is liquidated pursuant to Article 13, the allocation described above shall be made to the Wholly-Owned LP Trust with respect to all Preferred Units then outstanding.

                   (C)  Third,  subject  to  subparagraphs  (D)  and (E) of this
Section 6.2, any remaining Net Income and Net Loss (and each item thereof) shall be allocated to each of the Holders of Partnership Units in accordance with their respective Percentage Interest.

                   (D)  Notwithstanding  subparagraphs (A), (B), and (C) of this
Section 6.2, the General Partner in its sole discretion shall allocate Net Income or Net Loss (or items thereof) ("Reallocated Income or Reallocated Loss") to the Partners to the extent necessary such that, after giving effect to all allocations for the Partnership Year, the combined Capital Account balance of the Wholly-Owned Trusts will have a balance that is not less than the product of
(1) the number of Preferred Units held by the Wholly-Owned LP Trust multiplied by (2) $250.00.

                   (E) Notwithstanding subparagraph (C) of this Section 6.2 (but subject to subparagraphs (A), (B), and (D) of this Section 6.2), allocations of Reallocated Income and Reallocated Loss shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners pursuant to this Section 6.2 so that, to the extent possible, the net amount of such allocations of other items and the allocations of Reallocated Income and Reallocated Loss to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the allocations of Reallocated Income and Reallocated Loss had not occurred.

                  Section 6.3      Additional Allocation Provisions

                  Notwithstanding the foregoing provisions of this Article 6:

                  (A) Regulatory Allocations.

                  (i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of
          Section 6.2 of the Agreement, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(A)(i) is
          intended to qualify as a "minimum gain chargeback" within the meaning of Regulation Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3(A)(i).

                  (ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), and notwithstanding the provisions of Section 6.2 of the Agreement, or any other provision of this Article 6 (except Section 6.3(A)(i)), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such
          Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 63(A)(ii) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulation Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3(A)(ii).

                  (iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partners in accordance with their Percentage Interests. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

                  (iv) Qualified Income Offset. If any Partner unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to the Partner in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible provided that an allocation pursuant to this
          Section 6.3(A)(iv) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(A)(iv) were not in the Agreement. It is intended that this Paragraph 6.3(A)(iv) qualify and be construed as a
          "qualified income offset" within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Paragraph 6.3(A)(iv).

                  (v) Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any fiscal year which is in excess of the sum of (1) the amount (if any) such Partner is obligated to restore to the Partnership, and (2) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.3(A)(v) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(A)(v) and Section 6.3(A)(iv) were not in the Agreement.

                  (vi) Limitation on Allocation of Net Loss. To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Partner, such allocation of Net Loss shall be reallocated among the other Partners in accordance with their respective Percentage Interests, subject to the limitations of this Paragraph 6.3(A)(vi).

                  (vii) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code
          Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining

          Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  (viii) Curative Allocation. The allocations set forth in Sections 6.3.(A)(i), (ii), (iii), (iv), (v), (vi), and (vii) (the
          "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of
          Section 6.2, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

                   (B) For purposes of determining a Partner's proportional share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Partner's interest in Partnership profits shall be such Partner's Percentage Interest.

                  Section 6.4      Tax Allocations

                   A. In General. Except as otherwise provided in this Section 6.4, for income tax purposes each item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.2 and 6.3.

                   B. Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.4(A), Tax Items with respect to Partnership property that is contributed to the Partnership by a Partner shall be shared among the Partners for income tax purposes pursuant to Regulations promulgated under
Section 704(c) of the Code, so as to take into account the variation, if any, between the basis of the property to the Partnership and its initial Gross Asset Value. With respect to Partnership property that is initially contributed to the Partnership upon its formation, such variation between basis and initial Gross Asset Value shall be taken into account under the "traditional method" as described in Proposed Treasury Regulation ss. 1.704-3(b) and Treasury Regulation ss. 1.704-1(c)(2). With respect to properties subsequently contributed to the Partnership, the Partnership shall account for such variation under any method approved under Section 704(c) of the Code and the applicable regulations as chosen by the General Partner. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value (provided in Article 1 of the Agreement), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the applicable regulations.

                                   ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

                  Section 7.1      Management

                   A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. Except as provided in Section 8.5 with respect to the Holders of Class B Common Limited Partnership Interests, the General Partner may not be removed by the Limited Partners with or without cause, except with the consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

                   (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Initial General Partner (so long as the Initial General Partner has determined to qualify as a REIT) to avoid the payment of any federal income tax
                            (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the Initial General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

                   (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                   (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity provided, that, in the event of any sale, exchange, disposition or other transfer of any property of the Partnership, the Partnership shall no later than 15 days after the end of the calendar quarter in which such sale, exchange, disposition or other transfer becomes a taxable event to Partners, to the extent of the net cash proceeds of such sale, exchange, disposition or other transfer, effect a distribution of cash, less its then regular quarterly distribution, in an amount such that the pro rata share thereof received by each Partner shall equal or exceed the total liability of such Partner for federal, state and local income and franchise taxes resulting from such sale, exchange, disposition or other transfer and from such distribution; provided, further, that any Partner may elect not to receive all or any part of such additional distribution and in such event, although such Partner's Capital Account will not be reduced to the extent that no distribution is received by such Partner, the Partner's Percentage Interest and the number of Partnership Units considered owned by such Partner shall not be adjusted, it being the intent that the sole effect of the election not to receive a distribution will be to increase the amount of cash or other property to be received by such Partner upon a dissolution of the Partnership;

                   (4) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partner, the Partnership the lending of funds to other Persons and the repayment of obligations of the Partnership and any other Person in which it has an equity investment;

                   (5) the negotiation, execution, and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement;

                   (6)      the   distribution  of  Partnership  cash  or  other
                            Partnership   assets   in   accordance   with   this
                            Agreement;

                   (7) the selection and dismissal of employees of the Partnership or the General Partner (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the General Partner or the Partnership and the determination of their compensation and other terms of employment or hiring and the granting to any of such employees of Partnership options to acquire Units under the Unit Option Plan;

                   (8)      the maintenance of such insurance for the benefit of
                            the   Partnership  and  the  Partners  as  it  deems
                            necessary or appropriate;

                   (9) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to any Subsidiary and any other Person in which it has an equity investment from time to time); provided that as long as the Initial General Partner has determined to continue to qualify as a REIT, the General Partner may not engage in any such formation, acquisition or contribution that would cause the Initial General Partner to fail to qualify as a REIT;

                   (10) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                   (11) the undertaking of any action in connection with the Partnership's direct or indirect investment in any Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons); and

                   (12) subject to the other provisions in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt, provided that such methods are otherwise consistent with requirements of this Agreement.

                   B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the partners, notwithstanding any other provisions of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

                   C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnities hereunder.

                   D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in it sole and absolute discretion, deems appropriate and reasonable from time to time.

                   E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) and to the Initial General Partner of any action taken by it. The General Partner and the Partnership shall not have liability to the Initial General Partner or to a Partner under any circumstances as a result of an income tax liability incurred by the Initial General Partner or such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

                  Section 7.2      Certificate of Limited Partnership

                  To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of North Carolina and each other state, the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners limited liability) in the State of North Carolina, any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

                  Section 7.3      Restrictions on General Partner's Authority

                   A.  The   General   Partner   may  not  take  any  action  in
contravention of this Agreement, including, without limitation:

                   (1) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

                   (2) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

                   (3) admit a Person as a Partner, except as otherwise provided in this Agreement;

                   (4) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

                   (5) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting, the ability of a Limited
                            Partner to exercise its rights to an Exchange in full, except with the written consent of such Limited Partner.

                   B. The General Partner shall not, without the prior Consent of the Class A Limited Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction which would have the effect of such transactions:

                   (1) Except as provided in Section 7.3.C., amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of partners pursuant to Article 12 hereof.

                   (2)      Make a general assignment for the benefit of
                           creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership.

                   (3) Institute any proceeding for Bankruptcy on behalf of the Partnership.

                   (4)      Approve  or   acquiesce   to  the  transfer  of  the
                            Partnership Interest of the General Partner to any Person other than the Partnership.

                   (5)      Admit  into  the   Partnership   any  Additional  or
                            Substitute General Partners.

                   C. Notwithstanding Section 7.3.B, the General Partner shall have the power, without any consent of any Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                   (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                   (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

                   (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

                   (4) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

                   (5) to amend the provisions of this Agreement to protect the qualification of the Initial General Partner as a REIT because of a change in applicable law (or an authoritative interpretation thereof), a ruling of the Internal Revenue Service or if the Initial General Partner has determined to cease qualifying as a REIT; and

                   (6) to modify, as set forth in the definition of "Capital Account," the manner in which Capital Accounts are computed.

The General Partner will provide notice to the Limited Partners when any action under this Section 7.3.C is taken.

                   D. Notwithstanding Section 7.3.B and 7.3.C hereof, this Agreement shall not be amended, and no action may be taken by the General
Partner, without the Consent of each Partner adversely affected if such amendment or action would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest (except as the result of the General Partner acquiring such interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or Section 7.1.A(3), or the allocations specified in
Article 6 (except as permitted pursuant to Section 4.5, 4.6, 4.7 and Section 7.3.C(3) hereof), (iv) alter or modify the rights to an Exchange or REIT Shares Amount as set forth in Section 8.6, and related definitions hereof or (v) amend this Section 7.3.D. Further, no amendment may alter the restrictions on the General Partner's authority set forth elsewhere in this Section 7.3 without the Consent specified in such section.

                   E. The General Partner shall not, without the prior Consent of the Holders of Class A Limited Partnership Units, so long as the Holders of the Class A Common Limited Partnership Units have at least 10% of the aggregate Percentage Interests of the Partnership, on behalf of the Partnership, take any of the following actions:

                   (1)      Dissolve the Partnership.

                   (2) Agree to or consummate any merger, consolidation, reorganization or other business combination to which the Partnership is a party.

                   (3) Sell, dispose, convey or otherwise transfer all or substantially all of the assets of the Partnership, in one or a series of transactions.

                  Section 7.4      Reimbursement of the General Partner

                   A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

                   B. Subject to Section 15.11, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership of interests in and operation of, or for the benefit of, the Partnership. The Limited Partners acknowledge that the General Partner's sole business is the ownership of interests in and operation of the Partnership and that such expenses are incurred for the benefit of the Partnership; provided that, the General Partner shall not be reimbursed for expenses it incurs relating to the organization of the Partnership and the General Partner and the initial public offering of REIT Shares by the Initial General Partner or subsequent offerings of securities of the Initial General Partner. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7 hereof.

                   C. It is the intent of the Partners that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.4 be treated as a "guaranteed payment" within the meaning of Section 707(c) of the Code.

                  Section 7.5 Outside Activities of the General Partner and the Initial General Partner

                   A. The General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner and the management of the business of the Partnership and such activities as are incidental to same. Without the Consent of the Class A Limited Partners, the General Partner shall not, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property, except its General Partner Interest, and other than such short-term liquid investments, bank accounts or similar instruments as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Certificate of Incorporation. Any Limited Partner Interests acquired by the General Partner, whether pursuant to exercise by a Limited Partner of its right to an Exchange or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units.

                   B. The Initial General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of its interests in the Wholly-Owned Trusts, its operation as a public reporting company with a class (or classes) of securities registered under the Securities Exchange Act of 1943, as amended, its operation as a REIT and such activities as are incidental to the same. In the event the Initial General Partner exercises its rights under Article II of the Articles of Incorporation to purchase REIT Shares, then the General Partner shall cause the Partnership to purchase from the Wholly-Owned LP Trust a number of Partnership Units as determined based on the application of the Exchange Factor on the same terms that the Initial General Partner purchased such REIT Shares.

                  Section 7.6      Contracts with Affiliates

                   A. The Partnership may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

                   B. Except as provided in Section 7.5.A, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

                   C. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner the Initial General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, the Initial General Partner or any of the Partnership's Subsidiaries.

                   D. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

                  Section 7.7      Indemnification

                   A. The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership.

                   B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                   C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

                   D. The Partnership may purchase and maintain insurance, on behalf of the Indemnities and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                   E. For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participates or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

                   F. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                   G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                   H. The provisions of this Section 7.7 are for the benefit of the Indemnities, their heirs, successors,assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

                   I. It is the intent of the Partners that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 be treated as a "guaranteed payment" within the meaning of Section 707(c) of the Code.

                  Section 7.8      Liability of the General Partner

                   A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law of any act or omission if the General Partner acted in good faith.

                   B. The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the Initial General Partner and its shareholders collectively, that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the Initial General Partner or its shareholders (including, without limitation, the tax consequences to Limited Partners or Assignees or to the Initial General Partner or its shareholders) in deciding whether to cause the Partnership to take (or decline to take) any actions, except as expressly provided herein.

                   C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

                   D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  Section 7.9      Other Matters Concerning the General Partner

                   A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                   B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                   C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

                   D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Initial General Partner to continue to qualify as a REIT or (ii) to avoid the Initial General Partner incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

                  Section 7.10     Title to Partnership Assets

                  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

                  Section 7.11     Reliance by Third Parties

                  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                   ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

                  Section 8.1      Limitation of Liability

                  The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

                  Section 8.2      Management of Business

                  No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership's business transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

                  Section 8.3      Outside Activities of Limited Partners

                  Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Initial General Partner, the Partnership or a Subsidiary, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the General Partner, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

                  Section 8.4      Return of Capital

                  Except pursuant to the rights of Exchange set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions, or as otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

                  Section 8.5 Rights of Limited Partners Relating to the Partnership

                   A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.D hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at the Partnership's expense:

                   (1)      to  obtain  a copy of the  most  recent  annual  and
                            quarterly reports filed with the Securities and Exchange Commission by the Initial General Partner pursuant to the Securities Exchange Act of 1934, as amended, and each communication sent to the shareholders of the Initial General Partner;

                   (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

                   (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

                   (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                   (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

                   B. The Partnership shall notify each Limited Partner in writing of any change made to the Exchange Factor within 10 Business Days of the date such change becomes effective.

                   C. In addition to the foregoing rights, and notwithstanding anything to the contrary in this Agreement, the Holders of the Class B Common Limited Partnership Units shall have the right at any time to remove the General Partner, with or without cause upon written notice. A substitute General Partner shall be named by the holders of a majority in interest of all of the Class A Common Limited Partnership Units. Upon such removal, the General Partner's Partnership Units shall become Class B Common Limited Partnership Units.

                   D. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

                 Section 8.6       Exchange Rights

                   A. Each Limited Partner shall have the right to require the Initial General Partner to acquire all or a portion of any Class A Common Limited Partnership Units held by such Limited Partner (such Class A Common Limited Partnership Units being hereafter "Tendered Units") in exchange for REIT Shares (an "Exchange"). By execution of this Agreement, the Initial General Partner expressly agrees to reserve for future issue, and to issue in exchange for Tendered Units, a sufficient number of its authorized but unissued REIT Shares to acquire Tendered Units pursuant to the provisions of this Section 8.6. Such Exchange shall be exercised pursuant to a Notice of Exchange delivered to the Initial General Partner by the Limited Partner who is exercising the relevant right (the "Tendering Partner"). Such Limited Partner shall have no right, with respect to any Class A Common Limited Partnership Units so transferred, to receive any distributions paid after the Specified Exchange Date.

                   B. The Tendering Partner effecting an Exchange shall have the right to receive, as of Specified Exchange Date, the REIT Shares Amount. The REIT Shares Amount shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares, free of any pledge, lien, encumbrance or restriction, other than those provided in the Articles of Incorporation, the Securities Act of 1933, as amended (the "Securities Act") and relevant state securities or blue sky laws. Notwithstanding any delay in such delivery (but subject to Section 8.6.C, the Tendering Partner shall be deemed the owner of such REIT Shares and rights for all purposes, including with limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Exchange Date.

                   C. Notwithstanding the provisions of Section 8.6.A, 8.6.B or any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect an Exchange to the extent the ownership or right to acquire REIT Shares pursuant to such Exchange by such Partner on the Specified Exchange Date would cause such Partner or any other Person to violate the restrictions on ownership and transfer of shares set forth in the Articles of Incorporation and
(ii) shall have no rights under this Agreement which would otherwise be prohibited under the Articles of Incorporation. To the extent any attempted Exchange would be in violation of this Section 8.6.C, it shall be void ab initio to such extent and such Limited Partner shall not require any rights or economic interest in REIT Shares otherwise issuable upon such Exchange.

                   D. With respect to any Exchange pursuant to this Section 8.6:

                   (1) Concurrently with any Exchange under this Section 8.6, the Initial General Partner shall transfer all Tendered Units to the Wholly-Owned Trusts and shall allocate the Tendered Units between the Wholly-Owned Trusts in such amounts as is necessary to maintain the Percentage Interest held by the General Partner at not less than one percent. In exchange for such Tendered Units, each Wholly-Owned Trust shall issue a number of its common shares to the Initial General Partner that is equal to the number of Tendered Units transferred pursuant to such Exchange from the Initial General Partner to such Wholly-Owned Trust. All Partnership Units acquired by the General Partner pursuant to this Section 8.6 shall automatically, and without further action required, be converted into and deemed to be General Partner interests comprised of the same number of Partnership Units. Notwithstanding anything to the contrary in this Agreement, all Partnership Units acquired by the Wholly-Owned LP Trust pursuant to this Section 8.6 shall automatically, and without further action required, be converted into and deemed to be Class B Common Limited Partnership Units.

                   (2) The consummation of such Exchange shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                   (3) Each Tendering Partner shall continue to own all Partnership Units subject to any Exchange and be treated as a Limited Partner with respect to such Partnership Units for all purposes of this Agreement, until such Partnership Units are transferred to the Wholly-Owned Trusts and paid for on the Specified Exchange Date.

                                   ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

                  Section 9.1      Records and Accounting

                  The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

                  Section 9.2      Fiscal Year

                  The fiscal year of the Partnership shall be the calendar year.

                  Section 9.3      Reports

                   A. As soon as practicable, but in no event later than 105 days after the close of each Partnership Year, or such earlier date as they are filed with Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the Initial General Partner if such statements are prepared solely on a consolidated basis with the Initial General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

                   B. As soon as practicable, but in no event later than 105 days after the close of each calendar quarter (except the last calendar quarter of each year) the General Partner shall cause to be mailed to each Limited
Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the Initial General Partner, if such statements are prepared solely on a consolidated basis with the applicable law or regulation, or as the General Partner determines to be appropriate.

                                   ARTICLE 10
                                   TAX MATTERS

                  Section 10.1     Preparation of Tax Returns

                  The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

                  Section 10.2     Tax Elections

                  Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including the election under Section 754 of the Code. The General Partner shall have the right to seek to revoke any such election (including without limitation, any election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is the best interests of the Partners.

                  Section 10.3     Tax Matters Partner

                   A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners; provided, however, that such information is provided to the Partnership by the Limited Partners.

                   B. The tax matters partner is authorized, but not required:

                   (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and
                            Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in
                            Section 6223(b)(2) of the Code);

                   (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

                   (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                   (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                   (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                   (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

                  The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

                   C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing his duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging his duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

                  Section 10.4     Organizational Expenses

                  The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

                  Section 10.5     Withholding

                  Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner.

                  Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

                  Section 11.1     Transfer

                   A. The term "transfer," when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partner Interest to another Person or by which a Limited Partner purports to assign its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article 11 does not include an Exchange pursuant to Section 8.6. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

                   B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

                  Section 11.2     Transfer of General Partner's Partnership
                                   Interest

                  The General Partner shall not withdraw from the Partnership and shall not transfer all or any portion of its interest in the Partnership (whether by sale, statutory merger or consolidation, liquidation or otherwise) without the consent of all of the Holders of Class A Common Limited Partnership Units, which may be withheld by each Holder of Class A Common Limited Partnership Units in its sole and absolute discretion, and only upon the admission of a successor General Partner pursuant to Section 12.1. Upon any transfer of a Partnership Interest in accordance with the provisions of this
Section 11.2, the transferee shall become a Substitute General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership interest, and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Class A Limited Partners, in their reasonable discretion. In the event the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Bankruptcy of the General Partner, a Majority in Interest of the Class A Limited Partners may elect to continue the Partnership business by selecting a Substitute General Partner in accordance with the Act.

                  Section 11.3     Limited Partners' Rights to Transfer

                   A. Prior to June 4, 1994, no Limited Partner shall transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; provided, however, that any Limited Partner may, at any time, without the consent of the General Partner, (i) transfer all or any portion of its Partnership Interest to the General Partner, to the Wholly-Owned LP Trust, or to an Affiliate of Stanley K. Tanger or the Tanger Family Partnership or to the Immediate Family of Stanley K. Tanger, subject to the provisions of Section 11.6, (ii) transfer its Partnership Interest pursuant to its right of Exchange as provided in Section 8.6 hereof, or (iii) pledge (a "Pledge") all or any portion of its Partnership Interest to a lending institution, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit. After June 4, 1994, each Limited Partner or Assignee pursuant to the proviso of the preceding sentence shall have the right to transfer all or any portion of its Partnership Interest, or subject to the provisions of Section 11.6 and the satisfaction of each of the following conditions, transfer all or any portion of its Partnership Interests to any other Person:

                   (a) General Partner Right of First Refusal. The transferring Partner shall give written notice of the proposed transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee, and (ii) the amount and type of consideration proposed to be received for the transferred Partnership Units. The General Partner shall have ten (10) days upon which to give the transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) days after giving notice of such election. If it does not so elect, the transferring Partner may transfer such Partnership Units to a third party, on economic terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

                   (b)      Qualified Transferee.  Any transfer of a Partnership
                            Interest   shall   be   made   only   to   Qualified
                            Transferees.

                  It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Articles of Incorporation. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substitute Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

                   B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

                   C. The General Partner may prohibit any transfer otherwise permitted under Section 11.3 by a Limited Partner of his Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require the filing of a registration statement under the Securities Act by the Partnership or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

                   D. No transfer by a Limited Partner of his Partnership Units (including any Exchange) may be made to any person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

                  Section 11.4     Substituted Limited Partners

                   A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place (including any transferee permitted by Section 11.3). The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

                   B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

                   C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

                  Section 11.5     Assignees

                  If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain and loss attributable to the Partnership Units assigned to such transferee, the rights to transfer the Partnership Units provided in this Article 11, and the right of Exchange provided in Section 8.6, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such Consent remaining with the transferor Limited Partner). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

                  Section 11.6     General Provisions

                   A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article 11 or pursuant to the exercise of its right of Exchange of all of its Partnership Units under Section 8.6.

                   B. Any Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this Article 11 where such transferee was admitted as a Limited Partner or pursuant to the exercise of its right of Exchange of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.

                   C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

                   D. If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article 11 or transferred pursuant to Section 8.6, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter shall be made to the transferee Partner.

                   E. In addition to any other restrictions on transfer herein contained, in no event may any transfer or assignment of a Partnership Interest by any Partner (including by way of an Exchange) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event such transfer would cause the Initial General Partner to cease to comply with the REIT Requirements, if the Initial General Partner at such time has determined to continue meet the REIT Requirements; (v) if such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Exchange of all Partnership Units held by all Limited Partners); (vi) if such transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for Federal income tax purposes (except as a result of the Exchange of all Partnership Units held by all Limited Partners); (vii) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the
Code); (viii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations
Section 2510.2-101; (ix) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (x) if such transfer causes the Partnership to become a "Publicly Traded Partnership," as such term is defined in Sections 469(k)(2) or 7704(b) of the Code or if such transfer would cause the Partnership to have more than 500 Partners (including, as Partners, those persons indirectly owning an Interest in the Partnership through a partnership, subchapter S corporation or grantor trust); or (xi) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended.

                                   ARTICLE 12
                              ADMISSION OF PARTNERS

                  Section 12.1     Admission of Successor General Partner

                  A successor to all of the General Partner's General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

                  Section 12.2     Admission of Additional Limited Partners

                   A. After the admission to the Partnership of the initial Limited Partners on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

                   B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The grant of an option to acquire Units under the Unit Option Plan, which grant is in the sole and absolute discretion of the General Partner, to any Person shall constitute the consent of the General Partner to such Person (but not any Assignee) to becoming a Limited Partner upon exercise of such option to acquire Units. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital Contribution in respect of such Limited Partner and the consent of the General Partner to such admission.

                  Section 12.3 Amendment of Agreement and Certificate of Limited Partnership

                  For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to
Section 2.4 hereof.

                  Section 12.4     Limit on Number of Partners

                  No Person shall be admitted to the Partnership as an Additional Partner if the effect of such admission would be to cause the Partnership to have more than 500 Partners, including as Partners for this purpose those Persons indirectly owning an Interest in the Partnership through another partnership, subchapter S corporation or a grantor trust.

                                   ARTICLE 13
                           DISSOLUTION AND LIQUiDATION

                  Section 13.1     Dissolution

                  The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

                   A. the expiration of its term as provided in Section 2.5 hereof;

                   B. an event of withdrawal of the General Partner, as defined in the Act, unless, within 90 days after the withdrawal, all of the Holders of the Class A Common Limited Partnership Units, and at least a majority in interest of all the remaining Partners, agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

                   C. an election to dissolve the Partnership made by the General Partner, approved by the Consent of the Holders of the Class A Common Limited Partnership Units;

                   D.  entry  of  a  decree  of  judicial   dissolution  of  the
Partnership pursuant to the provisions of the Act;

                   E. the sale of all or substantially all of the assets and properties of the Partnership;

                   F. a Bankruptcy of the General Partner, unless all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Bankruptcy, of a substitute General Partner; or

                   G. the Exchange by all Partners (other than the General Partner) of all Class A Common Limited Partnership Units into REIT Shares.

                  Section 13.2     Winding Up

                   A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Class A Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

                   (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                   (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General
                           Partner;

                   (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners; and

                   (4) The balance, if any, to the General Partner and Limited Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A(4)).

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4.

                   B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

                  Section 13.3     Compliance with Timing Requirements of
                                   Regulations

                  In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

                   (A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions and the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

                   (B) withheld to provide a reasonable reserve for partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withhold amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

                  Section 13.4     Deemed Distribution and Recontribution

                  Notwithstanding any other provision of this Article 13, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

                  Section 13.5     Rights of Limited Partners

                  Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property from the General Partner. No Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions or allocations.

                  Section 13.6     Notice of Dissolution

                  In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conduct business (as determined in the discretion of the General Partner).

                  Section 13.7     Cancellation of Certificate of Limited
                                   Partnership

                  Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of North Carolina shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

                  Section 13.8     Reasonable Time for Winding-Up

                  A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                  Section 13.9     Waiver of Partition

                  Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS

                  Section 14.1     Amendments

                   A. The actions requiring consent or approval of Limited Partners pursuant to this Agreement, including Section 7.3, or otherwise pursuant to applicable law, are subject to the procedures in this Article 14.

                   B. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written consent of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a consent which is consistent with the General Partner's recommendation (if so recommended) with respect to the proposal; provided, that, an action shall become effective at such time as requisite consents are received even if prior to such specified time.

                  Section 14.2     Action by the Partners

                   A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding 25 percent or more of any class of Limited Partnership Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1 hereof.

                   B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the percentage as is expressly required by this Agreement for the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Percentage Interests of the Partners (expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

                   C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

                   D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

                                   ARTICLE 15
                               GENERAL PROVISIONS

                  Section 15.1     Addresses and Notice

                  Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address as the Partners shall notify the General Partner in writing.

                  Section 15.2     Titles and Captions

                  All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

                  Section 15.3     Pronouns and Plurals

                  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                  Section 15.4     Further Action

                  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

                  Section 15.5     Binding Effect

                  This Agreement shall be binding upon an inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

                  Section 15.6     Creditors

                  None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

                  Section 15.7     Waiver

                  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

                  Section 15.8    Counterparts

                  This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

                  Section 15.9     Applicable Law

                  This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina, without regard to the principles of conflicts of law.

                  Section 15.10    Invalidity of Provisions

                  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                  Section 15.11    Limitation to Preserve REIT Status

                  To the extent that the amount paid or credited to the General Partner or its officers, directors, employees or agents pursuant to Section 7.4 or Section 7.7 would constitute gross income to the Initial General Partner for purposes of Sections 856(c)(2) or 856(c)(3) of the Code (a "GP Payment") then, notwithstanding any other provision of this Agreement, the amount of such GP Payments for any fiscal year shall not exceed the lesser of:

                   (i) an amount equal to the excess, if any, of (a) 4.17% of the Initial General Partner's total gross income (but not including the amount of any GP Payments) for the fiscal year which is described in subsections (A) through (H) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the Initial General Partner from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any GP Payments); or

                   (ii) an amount equal to the excess, if any, of (a) 25% of the Initial General Partner's total gross income (but not including the amount of any GP Payments) for the fiscal year which is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the Initial General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any GP Payments);

provided, however, that GP Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the Initial General Partner's ability to qualify as a REIT. To the extent GP Payments may not be made in a year due to the foregoing limitations, such GP Payments shall carry over and be treated as arising in the following year.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      TANGER GP TRUST
                                      as General Partner

                                      By

                                      Stanley K. Tanger, Chairman of the Board


                                      TANGER LP TRUST
                                      as Limited Partner

                                      By

                                      Stanley K. Tanger,  Chairman of the Board


                                      TANGER FAMILY LIMITED PARTNERSHIP
                                      as Limited Partner

                                      By

                                      Stanley K. Tanger, General Partner


                                      TANGER FACTORY OUTLET CENTERS, INC.


                                      By

                                      Stanley K. Tanger, Chief Executive Officer

                                       A-4

                                    EXHIBIT A

                PARTNERS, CONTRIBUTIONS AND PARTNERSHIP INTERESTS

I.       Initial Contributions

     Name and Address               Cash              Agreed Value of              Total              Partnership
        of Partner              Contributions      Contributed Property*       Contributions             Units

General Partner

Tanger Factory Outlet

Centers, Inc.                       $1.00                   --                      $1.00                  1

1400 West Northwood
Greensboro, NC

27408

Limited Partners

Tanger Family Limited

Partnership                         $1.00                   --                      $1.00                  1

1400 West Northwood
Greensboro, NC
27408




                                               EXHIBIT A (CONTINUED)

II.      Contributions Made On Effective Date

     Name and Address               Cash              Agreed Value of              Total              Partnership
        of Partner              Contributions      Contributed Property*       Contributions             Units

General Partner

Tanger Factory Outlet

Centers, Inc.                     $92,315,000            $7,008,807               $99,323,807          4,857,796

1400 West Northwood
Greensboro, NC

27408

Limited Partners

Tanger Family Limited

Partnership                                --           $62,019,954               $62,019,954          3,033,305

1400 West Northwood
Greensboro, NC
27408





                                               EXHIBIT A (CONTINUED)

III.     Partnership Holdings Immediately Following The Transfer Date


     Name and Address               Cash              Agreed Value of              Total              Partnership
        of Partner              Contributions      Contributed Property*       Contributions             Units

General Partner

Tanger GP Trust                            --               --                             --           150,000

3200 Northline Avenue
Greensboro, NC

27408

---------------------------


Limited Partners

Class A Common

Tanger Family Limited

Partnership                                --           $62,019,954               $62,019,954          3,033,305

3200 Northline Avenue
Greensboro, NC

27408

Class B Common

Tanger LP Trust

3200 Northline Avenue                      --               --                             --          7,700,256
Greensboro, NC
27408

Class C Preferred

Tanger LP Trust

3200 Northline Avenue
Greensboro, NC

27408                                      --               --                             --          88,219.7




                                                    EXHIBIT A-1
                             PREFERRED CONTRIBUTIONS


            Name of Partner                   Amount of Cash Contribution                  Preferred Units

Tanger Factory                                       $75,000,000*                              300,000
Outlet Centers,
Inc.



-----------------------
*Less expenses of the Preferred Offering

                                       B-1
                                    EXHIBIT B
                               NOTICE OF EXCHANGE

The undersigned hereby irrevocably (i) exchanges ___________ Limited Partnership Units in Tanger Properties Limited Partnership in accordance with the terms of the Limited Partnership Agreement of Tanger Properties Limited Partnership and the rights of Exchange referred to therein, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the REIT Shares deliverable upon Exchange be delivered to the address specified below, and such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:

         Name of Limited Partner:


                              (Signature of Limited Partner)


                              (Street Address)




                              (City)          (State)          (Zip Code)



                              Signature Guaranteed by:





Issue REIT Shares to:

Please insert social security or identifying number:

Name: